INVESTMENT SUB-SUBADVISORY AGREEMENT

AMONG

PGIM, INC.,

PGIM LIMITED,

AND

FIDELITY RUTLAND SQUARE TRUST II

THIS AGREEMENT, made this 2nd day of December, 2020, among Fidelity Rutland Square Trust II (“Trust”), a Delaware statutory trust, on behalf of Strategic Advisers Core Income Fund (the “Fund”), PGIM, Inc. (f/k/a Prudential Investment Management, Inc.) (“Sub-Adviser”), a New Jersey corporation, and PGIM Limited (“Sub-Subadviser”), an English limited liability company.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Sub-Adviser and the Sub-Subadviser are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”),and the Sub-Subadviser is authorized and regulated in the United Kingdom by the Financial Conduct Authority (the “FCA”);

WHEREAS, the Trust has retained Strategic Advisers LLC (“Adviser”) to render investment advisory services to the Trust, on behalf of the Fund, pursuant to a Management Contract dated October 1, 2018, as may be amended from time to time (“Advisory Agreement”);

WHEREAS, the Trust and the Adviser have retained the Sub-Adviser to render investment advisory services to the Trust, on behalf of the Fund, pursuant to an Investment Sub-Advisory Agreement dated December 4, 2020, as may be amended from time to time (“Sub-Advisory Agreement”); and

WHEREAS, the Sub-Adviser wishes to retain the Sub-Subadviser to render certain investment advisory, operational, research and trading services to the Trust, on behalf of the Fund, with respect to the portion of the Fund’s assets in the Core Plus Strategy allocated to the Sub-Subadviser, as determined from time to time by the Sub-Adviser, and the Sub-Subadviser is willing to render such services.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Sub-Adviser, the Sub-Subadviser and the Trust as follows:

1.

Appointment

The Sub-Adviser hereby appoints the Sub-Subadviser to act as investment sub-subadviser to the Fund with respect to the portion of the Fund’s assets in the Core Plus Strategy allocated, from time to time, by the Sub-Adviser to the Sub-Subadviser (the “Portfolio”), for the periods and on the terms set forth herein. The Sub-Subadviser accepts the appointment and agrees to furnish the services set forth herein for the compensation provided in Section 7 of this Agreement. For the purposes of this Agreement and for regulatory purposes, Sub-Subadviser shall treat the Sub-Adviser as its client. Sub-Subadviser has categorised the Sub-Adviser as a Professional Client as defined in the rules of the FCA (the “FCA Rules”).  As a consequence of being treated as a Professional Client, the Sub-Adviser will not have the benefit of certain FCA Rules that protect Retail Clients (as defined in the FCA Rules). The Sub-Adviser confirms that it has considered the implications of the loss of these protections. As the Sub-Adviser is a Professional Client, the Sub-Subadviser is entitled to assume that the Sub-Adviser has the necessary level of experience and knowledge in order to understand the risks involved in the transactions or in the management of the Fund. The Sub-Adviser understands that it has the right to request to be treated as a Retail Client (and benefit from the higher level of protection under FCA Rules available to Retail Clients).  If the Sub-Adviser requests to be categorised as a Retail Client, the  Sub-Subadviser may not be able to provide the services hereunder. The Sub-Adviser agrees that it is responsible for keeping Sub-Subadviser informed about any change that could affect its categorisation as a Professional Client.   The Sub-Adviser understands that since the Sub-Adviser has been categorised as a Professional Client: (i) it may not be entitled to make a claim to the United Kingdom Financial Ombudsman Service; and (ii) it may not be entitled to compensation from the United Kingdom Financial Services Compensation Scheme in the event that the Sub-Subadviser cannot meet its obligations hereunder.

2.

Services and Duties of Investment Sub-Subadviser

Subject to the general supervision and oversight of the Adviser, the Sub-Adviser and the Board of Trustees of the Trust (the “Board”), the Sub-Subadviser will:

(a)

provide a program of continuous investment management for the Portfolio in connection with certain securities in the Portfolio as agreed to between the Sub-Adviser and the Sub-Subadviser, which shall consist of non-US Dollar denominated securities and any instruments related thereto (the “Sub-Subadviser Securities”) in accordance with the Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the Securities and Exchange Commission (“SEC”) on Form N-1A, as amended and supplemented from time to time (the “Registration Statement”), and such other limitations as the Trust, the Fund, the Board or the Sub-Adviser may impose with respect to the Portfolio by notice to the Sub-Subadviser;

(b)

invest and reinvest the Sub-Subadviser Securities in the Portfolio by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use in respect of the Sub-Subadviser Securities;

(c)

oversee the placement of purchase and sale orders on behalf of the Fund in respect of the Sub-Subadviser Securities;

(d)

employ portfolio managers to make investment decisions and securities analysts to provide research services to the Fund in respect of the Sub-Subadviser Securities;

(e)

provide information, as necessary, to the Sub-Adviser, in connection with proxies solicited by or with respect to the issuers of Sub-Subadviser Securities in a manner that complies with applicable law;; and provide information to the Trust, the Adviser, the Sub-Adviser or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust’s compliance with its filing obligations under Rule 30b1-4 of the 1940 Act;

(f)

maintain books and records with respect to the Fund’s securities transactions in respect of the Sub-Subadviser Securities, in accordance with applicable laws, rules and regulations; and

(g)

to the extent reasonably requested by the Sub-Adviser or officers of the Fund, cooperate with and provide reasonable assistance to the Adviser, the Sub-Adviser and the Trust’s other service providers by (1) keeping them fully informed as to such matters that they may reasonably deem necessary with respect to the performance of their obligations to the Fund, (2) providing prompt responses to reasonable requests for information or assistance, and (3) establishing appropriate processes to promote the efficient exchange of information.

In providing those services, the Sub-Subadviser will provide the Sub-Adviser and the Fund with an ongoing and continuous investment program in respect of the Sub-Subadviser Securities. In addition, the Sub-Subadviser will furnish the Sub-Adviser and/or the Fund with statistical information as the Adviser, the Sub-Adviser and/or the Fund may reasonably request with respect to the Sub-Subadviser Securities.

The Sub-Subadviser further agrees that, in performing its duties hereunder, it will:

(h)

comply in all material respects with the applicable sections of (1) the 1940 Act and the Advisers Act and all rules and regulations thereunder and any other applicable federal and state laws and regulations, (2) the Sub-Subadviser’s compliance policies and procedures, (3) the rules and regulations of the Commodities Futures Trading Commission, (4) the Internal Revenue Code of 1986, as amended (“Code”), (5) the investment objectives, strategies, policies, limitations and restrictions of the Fund as described in the Fund’s Registration Statement, (6) the Trust’s Trust Instrument and By-Laws or other organizational documents of the Trust and (7) any written instructions of the Adviser, the Sub-Adviser or the Board;

(i)

manage the Sub-Subadviser Securities so that the Sub-Adviser can manage the assets of the Portfolio to comply with the following requirements of the Code and regulations issued thereunder: section 851(b)(2) and section 851(b)(3) (and, if applicable, section 817(h)); provided, however, that with respect to the 10% voting securities test contained in section 851(b)(3)(A)(ii), the Sub-Subadviser will comply with such requirements as the Trust, the Fund or its Adviser shall furnish to the Sub-Adviser from time to time;

(j)

keep the Adviser, the Sub-Adviser and/or the Board informed of developments materially affecting the Sub-Subadviser Securities;

(k)

make available to the Board, the Adviser, the Sub-Adviser, the Fund’s Chief Compliance Officer (“CCO”) and the Trust’s administrator, promptly upon their request, such copies of its records with respect to the Fund as may be required to assist in their compliance with applicable laws and regulations. As reasonably requested by the Board, the Adviser or the Sub-Adviser, the Sub-Subadviser will provide reasonable information to the Sub-Adviser so that the Sub-Adviser can complete periodic or special questionnaires and furnish to the Board and/or the Adviser such periodic and special reports regarding the Fund and the Sub-Subadviser including, but not limited to, reports concerning transactions and performance of the Portfolio, quarterly and annual compliance reports and certifications, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act (as applicable), quarterly reports identifying material compliance matters and any material changes to the Sub-Subadviser’s compliance program  (including revisions to compliance policies and procedures), fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determinations for securities or other instruments held by the Portfolio such as, among others, securities purchased pursuant to Rule 144A and 4(2) commercial paper, compliance with the Sub-Subadviser’s Code of Ethics, and such other procedures or requirements that the Adviser or Sub-Adviser may reasonably request from time to time;

(l)

make available to the Board, the Adviser and the Sub-Adviser at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Adviser and Sub-Adviser, either in person or, at the mutual convenience of the Board, the Adviser, the Sub-Adviser and the Sub-Subadviser, by telephone or other electronic media, in order to review the investment policies, performance and other matters relating to the management of the Fund;

(m)

review draft reports to shareholders, registration statements or portions thereof that relate to the Sub-Subadviser Securities or the Sub-Subadviser and other documents provided to the Sub-Subadviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents;

(n)

use no material, non-public information concerning portfolio companies that may be in its possession or the possession of any of its affiliates, nor will the Sub-Subadviser seek to obtain any such information, in providing investment advice or investment management services to the Fund;

(o)

promptly notify the Trust, Adviser, the Sub-Adviser and the Board in the event that the Sub-Subadviser or any of its affiliates becomes aware that the Sub-Subadviser: (i) is subject to a statutory disqualification that prevents the Sub-Subadviser from serving as investment adviser pursuant to this Agreement; (ii) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (iii) has knowledge about an administrative proceeding or receives formal notice of an enforcement action by the SEC or other regulatory authority (with the exception of proceedings or actions relating to Prudential Real Estate Investors or Prudential Capital Group); or (iv) is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust, the Adviser, the Sub-Adviser or their affiliates; or is involved in any pending litigation or administrative proceeding directly relating to the Trust or the Adviser brought against the Sub-Adviser or Sub-Subadviser or any of its management persons (as described in Rule 204-3(b)(4) under the Advisers Act).  The Sub-Subadviser further agrees to promptly notify the Trust, the Adviser and the Sub-Adviser of any material fact known to the Sub-Subadviser respecting or relating to the Sub-Subadviser that is not contained in the Trust’s Registration Statement, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Subadviser will promptly notify the Trust, the Adviser, the Sub-Adviser and the Board if its chief executive officer or any member of the portfolio management team named in the Registration Statement for the Fund changes, or if there is an actual change in control or management of the Sub-Subadviser within the meaning of Rules 2a-6 and 202(a)(1)-1 under the 1940 Act and Advisers Act, respectively;

(p)

not disclose information regarding Portfolio or Fund characteristics, trading history, portfolio holdings, performance information or any other related information to any third-party, except in compliance with Section 13(a) of this Agreement (including the consent provision therein) and the Trust’s policies on disclosure of portfolio holdings;

(q)

provide the Adviser, Sub-Adviser, the Trust or the Board with such information and assurances (including certifications and sub-certifications) as the Adviser, the Sub-Adviser, the Trust or the Board may reasonably request from time to time in order to assist the Adviser, the Trust or the Board in complying with applicable laws, rules and regulations, including requirements in connection with the preparation and/or filing of the Fund’s Form N-CSRs and Form N-PORTs;

(r)

provide assistance to the Adviser, Sub-Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement, the value of any portfolio securities or other assets of the Fund for which the Adviser, Sub-Adviser, custodian or recordkeeping agent seeks assistance from the Sub-Subadviser or identifies for review by the Sub-Subadviser.  This assistance includes (but is not limited to): (i) designating and providing access to one or more employees of the Sub-Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board’s Valuation Committee convenes; (ii) assisting the Adviser, Sub-Adviser or the custodian in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Fund, upon the reasonable request of the Adviser, Sub-Adviser or custodian; (iii) upon the request of the Adviser, Sub-Adviser or the custodian, confirming pricing and providing recommendations for fair valuations; and (iv) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Adviser, Sub-Adviser or the Trust upon request, with such records being deemed Fund records;

(s)

not consult with any other investment sub-adviser of the Trust (if any), or with the sub-adviser to any other investment company (or separate series thereof) managed by the Adviser or Sub-Adviser concerning the Fund’s transactions in securities or other assets, except for purposes of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act, and, to the extent that multiple sub-advisers may be engaged to provide services to the Fund, the Sub-Subadviser shall be responsible for providing investment advisory services only with respect to the Portfolio allocated to the Sub-Subadviser by the Sub-Adviser; and

(t)

provide the Trust, the Adviser and the Sub-Adviser with a copy of its Form ADV as most recently filed with the SEC, notify the Adviser and the Sub-Adviser on a quarterly basis of any amendments to the Sub-Subadviser’s Form ADV and furnish a copy of such amendments to the Trust, the Adviser and the Sub-Adviser; and provide the Trust, the Adviser and the Sub-Adviser with a copy of its Form ADV Part 2A as updated from time to time.

The Sub-Subadviser further agrees that it may perform any or all the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as it believes reasonably necessary to assist it in carrying out its obligations under this Agreement.  However, the Sub-Subadviser may not retain the services of any entity that would be an “investment adviser”, as that term is defined in the 1940 Act, to the Fund unless any agreement with such entity has been approved by (i) a majority of the Trust’s Board of Trustees, including a majority of the Independent Trustees, and (ii) to the extent necessary, the vote of a majority of the outstanding voting securities of the Fund.

3.

Brokerage

The Sub-Subadviser may place orders pursuant to its investment determinations for the Fund directly with the issuers of the securities, or with brokers or dealers selected by the Sub-Subadviser. The Sub-Subadviser may, in respect of the Portfolio, open and maintain brokerage accounts of all types on behalf of and in the name of the Fund. The Sub-Subadviser may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Sub-Subadviser deems desirable or appropriate. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Subadviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for the Fund transaction, the Sub-Subadviser will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. When providing the services hereunder (“Services”) to the Fund the Sub-Subadviser will: (a) not accept and retain fees, commissions or any monetary or non-monetary benefits paid or provided by any third party or a person acting on behalf of a third party in relation to the provision of the Services (other than minor non-monetary benefits that are capable of enhancing the quality of service and are judged not to impair compliance with the firm’s duty to act in the best interest of the client and which have been clearly disclosed by the Sub-Subadviser to the Fund, and other than entertainment provided by the Sub-Subadviser’s service providers or counterparties to the Sub-Subadviser’s employees in accordance with the Sub-Subadviser’s Gifts and Entertainments Policy); and (b) ensure that any research material or services provided to the Sub-Subadviser by or on behalf of a third party in relation to the provision of the Services will be received by the Sub-Subadviser in return for direct payments by the investment firm out of its own resources. The Sub-Subadviser may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for the Fund with orders for its other clients in accordance with the applicable rules and regulations of the FCA where: (i) such aggregation or bunching of orders is not inconsistent with the Fund’s investment objectives, policies and procedures and is in accordance with the applicable rules and regulations of the FCA, (ii) the allocation of the securities so purchased or sold, as well as the allocation of expenses incurred in any such transaction, shall be made by the Sub-Subadviser in a manner that complies with the trade allocation policies and procedures approved by the Board and is fair and equitable in the judgment of the Sub-Subadviser and is consistent with the Sub-Subadviser’s fiduciary obligations to the Fund and each of its other clients.

4.

Books, Records and Regulatory Filings

(a)

The Sub-Subadviser agrees to maintain and to preserve for the applicable periods any such records as are required to be maintained by the Sub-Subadviser with respect to the Fund by the 1940 Act and rules adopted thereunder, and by any other applicable laws, rules and regulations. The Sub-Subadviser further agrees that all records that it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request; provided, however, that the Sub-Subadviser may retain copies of such records for the applicable periods they are required by law to be retained, and thereafter shall destroy such records.

(b)

The Sub-Subadviser agrees that it shall furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder that may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws, rules and regulations.

(c)

The Sub-Subadviser shall assist the Sub-Adviser with all filings with the SEC required of it pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, with respect to its duties as are set forth herein. The Sub-Subadviser also shall assist the Sub-Adviser with all required filings on Schedule 13D or 13G and Form 13F (as well as other filings triggered by ownership in securities under other applicable laws, rules and regulations) in respect of the Portfolio as may be required of the Fund due to the activities of the Sub-Subadviser. The Sub-Adviser shall be the sole filer of Form 13F with respect to the Portfolio of the Fund.

5.

Class Action Filings

The Sub-Subadviser is not responsible for making any class action filings on behalf of the Trust.

6.

Standard of Care, Limitation of Liability and Indemnification

(a)

The Sub-Subadviser shall exercise its best judgment in rendering the services under this Agreement. The Sub-Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, the Adviser or the Fund, or affiliated persons of the Adviser or the Fund (collectively, the “Adviser Indemnitees”) in connection with the matters to which this Agreement relates except a loss resulting from the Sub-Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement; provided, however, that nothing herein shall be deemed to protect or purport to protect the Sub-Subadviser against any liability to the Adviser Indemnitees for, and the Sub-Subadviser shall indemnify and hold harmless the Adviser Indemnitees from, any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney’s fees) to which any of the Adviser Indemnitees may become subject arising out of or resulting from (i) the Sub-Subadviser causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund’s current Registration Statement or the most current written guidelines, policies or instruction provided in writing by the Board or the Adviser, (ii) the Sub-Subadviser causing the Fund to fail to satisfy the requirements set forth in Section 2(i) hereof , (iii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Sub-Subadviser or the Portfolio managed by the Sub-Subadviser or the omission to state therein a material fact known to the Sub-Subadviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser, the Sub-Adviser or the Trust by the Sub-Subadviser for use therein, or (iii) a breach of this Agreement by the Sub-Subadviser.  In addition, the Sub-Subadviser shall indemnify and hold harmless the Trust and the Fund from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorney’s fees) to which either the Trust or the Fund may become subject directly arising out of or resulting from a breach of fiduciary duty by the Sub-Subadviser under Section 36(b) of the 1940 Act with respect to the receipt of compensation for its services under this Agreement.  Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or the Fund may have under federal or state securities laws.

(b)

The Sub-Subadviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument or other organizational document of the Trust and agrees that any obligations of the Trust or the Fund arising in connection with this Agreement shall be limited in all cases to the Fund and its assets, and the Sub-Subadviser shall not seek satisfaction of any such obligation from any other fund of the Trust or the shareholders or any individual shareholder of the Fund. Nor shall the Sub-Subadviser seek satisfaction of any such obligation from the trustees of the Trust (each, a “Trustee” and, together, the “Trustees”) or any individual Trustee or any officers.

(c)

As used in this Section 6, the term “Sub-Subadviser” shall include any officers, directors, employees, independent contractors or other affiliates of the Sub-Subadviser performing services with respect to the Fund.

(d)

For the avoidance of doubt, the parties agree that the Sub-Subadviser’s liability and indemnity obligations in connection with the services under this Agreement shall be governed by this Section 6, notwithstanding any additional and/or conflicting terms contained in any policies, guidelines or similar materials of the Sub-Subadviser.

7.

Compensation

The Sub-Subadviser shall be compensated for the services rendered pursuant to this Agreement in accordance with the terms set forth on Schedule A attached hereto.  The Sub-Subadviser agrees to look exclusively to the Sub-Adviser, and not to any assets of the Trust or the Fund, for the payment of the Sub-Subadviser’s fees arising under this Agreement.

8.

Expenses

The Sub-Subadviser will bear all expenses in connection with the performance of its services under this Agreement, excluding those costs of the Fund associated with brokerage activities. The Sub-Subadviser shall bear all expenses and costs of the Trust (including reasonable attorney’s fees), if any, arising out of a termination or possible termination of this Agreement as a result of an assignment caused by a change of control or management of the Sub-Subadviser, including the preparation and mailing of an information statement to shareholders pursuant to a “manager-of-managers” exemptive order from the SEC, or the preparation, mailing, solicitation and other costs associated with the use of a proxy statement relating to a shareholder vote in respect of a new sub-advisory agreement. The foregoing obligations of the Sub-Subadviser shall apply in any circumstance in which the Adviser, in consultation with internal or outside counsel to the Trust, deems that an actual or possible assignment of this Agreement has or may occur, and determines that an information statement should be used, or a vote of shareholders should be obtained, as the case may be.

9.

Services to Other Companies or Accounts

The investment advisory services of the Sub-Subadviser to the Fund under this Agreement are not to be deemed exclusive, and the Sub-Subadviser shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of the Fund) and to engage in other activities, provided that such other services and activities do not interfere with or impair the Sub-Subadviser’s ability to fulfill its duties and obligations under this Agreement.  If the Sub-Subadviser provides any advice to its clients concerning investment in the shares of the Fund, the Sub-Subadviser shall act solely for such clients in that regard and not in any way on behalf of the Adviser, the Trust or the Fund.

10.

Compliance Matters

(a)

The Sub-Subadviser understands and agrees that it is a “service provider” to the Trust as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Subadviser agrees to cooperate fully with the Adviser, the Sub-Adviser, and the Trust and its Trustees and officers, including the Fund’s CCO, with respect to (i) any and all compliance-related matters, and (ii) the Trust’s efforts to assure that each of its service providers adopts and maintains policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as that term is defined by Rule 38a-1) by the Trust, the Adviser, the Sub-Adviser and the Sub-Subadviser. In this regard, the Sub-Subadviser shall:

(1)

submit to the Board for its consideration and approval, prior to the effective date of this Agreement, the Sub-Subadviser’s compliance program;

(2)

provide the Sub-Adviser with reasonable information so that the Sub-Adviser can submit annually (and at such other times as the Trust may reasonably request) to the Fund’s CCO and the Adviser for consideration by the Board, a report discussing the adequacy and effectiveness of the Sub-Subadviser’s compliance program, and fully describing any material amendments to such compliance program since the most recent such report;

(3)

provide reasonable information to the Sub-Adviser so that the Sub-Adviser can submit periodic reports, certifications and information concerning the Sub-Subadviser’s compliance program including, but not limited to, the following;

(i)

Quarterly Compliance Certifications, including any required attachments, no later than the tenth (10th) business day after each calendar quarter;

(ii)

Annual Survey to Sub-Advisers, including any required attachments, as specified in Q1 each year; and

(iii)

Annual Report on Code of Ethics Matters, including any required attachments, no later than the fifteenth (15th) business day of October each year.

(4)

provide the Adviser and the Trust and its Trustees and officers, with reasonable access to information regarding the Sub-Subadviser’s compliance program, which access shall include on-site visits with the Sub-Subadviser as may be reasonably requested from time to time;

(5)

permit the Adviser, the Sub-Adviser, and the Trust and its Trustees and officers to maintain an active working relationship with the Sub-Subadviser’s compliance personnel by, among other things, providing the Adviser, the Sub-Adviser and the Fund’s CCO and other officers with a specified individual within the Sub-Subadviser’s organization to discuss and address compliance-related matters;

(6)

provide the Adviser and its chief compliance officer and the Trust and its Trustees and officers, including the Fund’s CCO, with such certifications as may be reasonably requested; and

(7)

reasonably cooperate with any independent registered public accounting firm engaged by the Trust, ensure that all reasonably necessary information and the appropriate personnel are made available to such independent registered public accounting firm, to support the expression of the independent registered public accounting firm’s opinion, and each year provide the Adviser, the Sub-Adviser and such independent registered public accounting firm with a copy of the most recent SSAE 18 Report (or its equivalent) prepared by the Sub-Subadviser’s independent auditors regarding the Sub-Subadviser’s internal controls.

(b)

The Sub-Subadviser represents, warrants and covenants that it has implemented and shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act.

11.

Duration and Termination

(a)

This Agreement shall be effective immediately as of the date set forth above and shall continue in effect for two (2) years from its effective date with respect to the Fund, unless sooner terminated as provided herein, and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees who are neither (A) parties to this Agreement nor (B) “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

(b)

This Agreement is terminable with respect to the Fund, without penalty, on sixty (60) days’ written notice to the Sub-Subadviser and Sub-Adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the Fund or (ii) by the Adviser. This Agreement is terminable with respect to the Fund, without penalty, by the Sub-Subadviser and Sub-Adviser upon ninety (90) days’ written notice to the Trust. In addition, this Agreement will terminate with respect to the Fund in the event of the termination of the Advisory Agreement or Sub-Advisory Agreement, or the termination or removal of the Core Plus Strategy from the Sub-Advisory Agreement, with respect to the Fund.  This Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

(c)

In the event of a termination of this Agreement for any reason with respect to the Fund, the Sub-Subadviser shall reasonably cooperate with any transition manager or successor investment sub-adviser and with the Adviser and Sub-Adviser in transitioning the management of the Portfolio to one or more new sub-advisers or to the Adviser, including, without limitation, providing the transition manager, at such intervals as the transition manager may request, with a list of holdings for the Portfolio and such other information as required by the transition management agreement, into which the Adviser and the transition manager will, at that time, enter. The Sub-Subadviser shall deliver, or shall cooperate with the Sub-Adviser to deliver, to Adviser all periodic compliance reports, certifications and information applicable to the period of Sub-Subadviser’s services provided under this Agreement, including annual compliance reports and certifications.

(d)

Termination of this Agreement shall not affect the rights or obligations of the Adviser, the Adviser Indemnitees, the Sub-Adviser and the Sub-Subadviser under Section 6 of this Agreement.

12.

Use of Name

(a)

The Sub-Subadviser hereby consents to the use of its name and the names of its affiliates in the Fund’s disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Sub-Subadviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, the Trust, the Fund or any of their affiliates in its marketing materials unless it first receives prior written approval of the Trust and the Adviser.

(b)

It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

13.

Confidential Information

(a)

Each party agrees that it will treat confidentially all information provided by any other party (the “Discloser”) regarding the Discloser’s businesses and operations, including without limitation the investment activities or holdings of the Portfolio or the Fund (“Confidential Information”).  All Confidential Information provided by the Discloser shall be used only by the other party hereto (the “Recipient”) solely for the purposes of rendering services pursuant to this Agreement, and shall not be disclosed to any third party, without the prior consent of the Discloser, except for a limited number of employees, attorneys, accountants and other advisers of the Recipient and its affiliates on a need-to-know basis and solely for the purposes of rendering services under this Agreement.  Notwithstanding the foregoing, Sub-Subadviser hereby agrees that the Adviser may provide information regarding Portfolio or Fund characteristics, trading history, portfolio holdings, performance information or any other related information to Adviser’s personnel in connection with the management of portfolios in the discretionary investment programs through which the Fund is offered, and to any third party in compliance with the Trust’s policies on disclosure of portfolio holdings.

(b)

Confidential Information shall not include any information that: (i) is public when provided or thereafter becomes public through no wrongful act of the Recipient; (ii) is demonstrably known to the Recipient prior to execution of this Agreement; (iii) is independently developed by the Recipient through no wrongful act of the Recipient in the ordinary course of business outside of this Agreement; (iv) is generally employed by the trade at the time that the Recipient learns of such information or knowledge; or (v) has been rightfully and lawfully obtained by the Recipient from any third party.

(c)

In the event that the Recipient is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any of the Discloser’s Confidential Information, the Recipient will give the Discloser prompt written notice of such request or requirement to allow the Discloser an opportunity to obtain a protective order or otherwise obtain assurances that confidential treatment will be accorded to such Confidential Information.  In the event that such protective order or other remedy is not obtained, disclosure shall be made of only that portion of the Confidential Information that is legally required to be disclosed.  All Confidential Information disclosed as required by law shall nonetheless continue to be deemed Confidential Information.

14.

Amendment

This Agreement may be amended in writing signed by the parties to this Agreement in a manner that is in accordance with applicable laws, rules and regulations, as modified or interpreted by any applicable order, exemptive relief or interpretative release issued by the SEC.

15.

Notices

All notices hereunder shall be provided in writing, by facsimile or by email. Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties; upon receipt if sent by fax; or upon read receipt or reply if delivered by email, at the following addresses:

If to the Trust:

Fidelity Rutland Square Trust II

245 Summer Street

Boston, MA 02210

Attn.: Chief Legal Officer

If to the Sub-Adviser:

PGIM, Inc.,

655 Broad Street, 8th floor

Newark, NJ 07102

Attn: Chief Operating Officer

With a copy to:

                          PGIM Fixed Income

655 Broad Street, 9th Floor

Newark, NJ 07102

Attn: Chief Legal Officer

Fax: 973-802-6834

For changes to guidelines and

related communications:

PGIM, Inc.

655 Broad Street, 10th Floor

Newark, NJ 07102

Attn.:  Client Services Team

Email: pgim_client_services @pgim.com

If to the Sub-Subadvisor:

PGIM Limited

Grand Buildings, 1-3 Strand

London WC2N 5HR England

Email: richard.greenwood@pgim.com

Attention: Head of London Office

With a copy to:

PGIM Limited

Grand Buildings, 1-3 Strand

London WC2N 5HR

England

Email: batoolah.dawreeawoo@pgim.com

Attention:  Chief Legal Officer

16.

Miscellaneous

(a)

This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)

Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c)

This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d)

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the choice of laws provisions of that or any other jurisdiction. To the extent that the applicable laws of The Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control. The parties irrevocably consent to submit to the jurisdiction of any federal or state court sitting in The Commonwealth of Massachusetts.

(e)

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(f)

Notwithstanding anything herein to the contrary, the Sub-Subadviser shall be an independent contractor.  Nothing herein shall be construed as constituting the Sub-Subadviser as an agent of the Adviser, the Trust or the Fund, except to the extent expressly authorized by this Agreement.

(g)

Rights of Third Parties.

A person who is not a party to this Agreement (other than a successor in title or permitted assignee) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

PGIM, INC.

By:   /s/Daniel J. Malooly

Name: Daniel J. Malooly

Title: Vice President

PGIM LIMITED

By:   /s/Sarah McMullen

Name: Sarah McMullen

Title: MD

FIDELITY RUTLAND SQUARE TRUST II

By:   /s/Stacie Smith

Name:  Stacie Smith

Title:  Treasurer